EXHIBIT 10.1

GlobalSantaFe Corporation

Amendment to

Terms and Conditions of Performance Units (2005-2007 Cycle)

I consent to the following amendments to the Terms and Conditions of my outstanding Performance Units (2005-2007 Cycle) (the “Terms & Conditions”) which shall be incorporated as “Exhibit A” to the Terms & Conditions (the “Amendment”).

1. The definition of Change in Control in the existing Terms & Conditions shall be amended as follows:

(a) The third subparagraph of the definition of “Change in Control” shall be amended by removing the language “Approval by the equityholders of the Company of.”

(b) The following new subparagraph shall be added to the end of the definition of “Change in Control”:

“Notwithstanding the foregoing, in order to constitute a Change in Control, such transaction must also constitute a “change in ownership or effective control” as defined in Section 409A of the Internal Revenue Code of 1986, as amended.”

2. The Terms & Conditions are modified to provide that notwithstanding anything to the contrary, no Performance Unit is subject to forfeiture upon termination of employment if such termination occurs following the approval by the equityholders of GlobalSantaFe Corporation of the transaction described in the Merger Agreement executed by GlobalSantaFe Corporation on July 21, 2007.

To evidence your acceptance of these changes, please sign and date this Amendment below and return to Bob Labbe no later than November 8, 2007.

Print Name:

Signature:

Date: